                           SECOND AMENDED AND RESTATED
                             DECLARATION OF TRUST OF
                            STATE STREET MASTER FUNDS


         THE DECLARATION OF TRUST of State Street Master Funds made the 28th of February, 2000, by the signatories hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, being hereinafter called the "TRUSTEES")

                                                     WITNESSETH:

         WHEREAS, it is the intention that the Trust constitute a trust fund under the laws of The Commonwealth of Massachusetts for the investment and reinvestment of funds contributed thereto; and

         WHEREAS, it is proposed that the trust assets be composed of money and property contributed thereto by the holders of beneficial interests in the Trust entitled to ownership rights in the Trust;

         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust, all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders of beneficial interests in the Trust and subject to the provisions hereof, to wit:


                                    ARTICLE I

                              NAME AND DEFINITIONS

         SECTION I.1 NAME. The name of the trust created hereby is State Street Master Funds and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "TRUST" wherever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or holders of beneficial interests in the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

         SECTION I.2 DEFINITIONS. Wherever they are used herein, the following terms have the following respective meanings:

         (a) "BOOK CAPITAL ACCOUNT" means for any Holder at any time the Book Capital Account of the Holder for such day is determined in accordance with Section VIII.1 hereof.

         (b) "BYLAWS" means the Bylaws referred to in Section III.10 hereof, as from time to time amended.



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         (c)      "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

         (d) The terms "COMMISSION," "AFFILIATED PERSON" and "INTERESTED PERSON" have the meanings given them in the 1940 Act.

         (e) "DECLARATION" means this Declaration of Trust, as amended from time to time. Reference in this Declaration of Trust to "DECLARATION," "HEREOF," "HEREIN," and "HEREUNDER" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

         (f) "FUNDAMENTAL POLICIES" shall mean the investment policies and restrictions set forth in the Registration Statement and designated as fundamental policies therein.

         (g) "HOLDERS" shall mean as of any particular time all holders of record of interests in the Trust or applicable Series.

         (h) "INSTITUTIONAL INVESTOR(S)" shall mean any regulated investment company, segregated asset account, foreign investment company, common or commingled trust fund, institutional client accounts, 401k plan assets, group trust, collective investment trusts or similar organizations or entities that are "Accredited Investors" within the meaning of Regulation D of the 1933 Act.

         (i) "INTEREST(S)" shall mean the beneficial interest of a Holder in the Trust or applicable Series, including all rights, powers and privileges accorded to Holders by this Declaration, which interest may be expressed as a percentage, determined by calculating, at such times and on such basis as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance to the total of all Holders' Book Capital Account balances. Reference herein to a specified percentage of, or fraction of, Interests means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balances of all, or a specified group of, Holders.

         (j) "INVESTMENT ADVISER" means any party, other than the Trust, to an investment advisory contract described in Section IV.1 hereof.

         (k) "MAJORITY INTERESTS VOTE" means the vote of the Holders of a majority of Interests which shall consist of: (i) a majority of Interests voted on the matter at a meeting of Holders at which a quorum, as determined in accordance with the Bylaws is present; (ii) a majority of Interests voted when action is taken by written consent of the Holders; and (iii) when any action is required by the 1940 Act: (A) 67% or more of the Interests present or represented by proxy at a meeting of Holders, or (B) more than 50% of all Interests, whichever is less;

         (l) "MANAGER" means any party, other than the Trust, to a management contract described in Section IV.1 hereof.



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         (m)      "1940 ACT" means the Investment Company Act of 1940 and the rules and regulations thereunder, as amended from time to time.

         (n) "PERSON" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         (o) "REDEMPTION" shall mean the complete withdrawal of an Interest of a Holder, the result of which is to reduce the Book Capital Account Balance of that Holder to zero, and the term "redeem" shall mean to effect a Redemption.

         (p) "REGISTRATION STATEMENT" means the Trust's Registration Statement under the 1940 Act as such Registration Statement may be amended or supplemented from time to time.

         (q) "SERIES" means one of the separately managed components of the Trust (or, if the Trust shall have only one such component, then that one) as set forth in Section VI.1 hereof or as may be established and designated from time to time by the Trustees pursuant to that section.

         (r) "TRANSFER AGENT" means the party, other than the Trust, to the contract described in Section IV.4 hereof.

         (s) "TRUST" means the State Street Master Funds, including any series thereof.

         (t) "TRUST PROPERTY" means any and all property real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

         (u) "TRUSTEES" means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.


                                   ARTICLE II

                                    TRUSTEES

         SECTION II.1 NUMBER OF TRUSTEES. The Trustees serving as such, whether named above or hereafter becoming Trustees, may increase or decrease the number of Trustees to a number other than the number theretofore determined, so long as the number shall never be less than two (2); provided, however, that the number of Trustees may be one (1) until such time as the initial Trustee shall elect additional Trustees.


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         SECTION II.2 ELECTION AND TERM. Trustees may become such by election by
Interestholders or by the Trustees then in office pursuant to Section II.4 hereof. The Trustees shall have the power to set and alter the terms of office of the Trustees, and they may at any time lengthen or lessen their own terms or make their terms of unlimited duration, subject to the resignation and removal provisions of Section II.3 hereof. The Trustees may adopt Bylaws that divide the Trustees into classes and proscribe the tenure of office of the several classes. The Trustees may elect their own successors and may, pursuant to Section II.4 hereof, appoint Trustees to fill vacancies. The Trustees shall adopt Bylaws not inconsistent with this Declaration or any provision of law to provide for election of Trustees by Holders at such time or times as the Trustees shall determine to be necessary or advisable.

         SECTION II.3 RESIGNATION AND REMOVAL. Any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than one) by the action of two-thirds of the remaining Trustees or by the action of the Holders by not less than two-thirds of the Interests (for purposes of determining the circumstances and procedures under which such removal by the Holders may take place, the provisions of Section 16(c) of the 1940 Act shall be applicable to the same extent as if the Trust were subject to the provisions of that Section). Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. The provisions of this Section II.3 may not be amended except by a vote of the Holders of not less than two-thirds of the Interests.

         SECTION II.4 VACANCIES. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul the Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy existing by reason of an increase in the number of Trustees, the remaining Trustees or, prior to the public offering of Interests in the Trust, if only one Trustee shall then remain in office, the remaining Trustee, shall fill such vacancy by the appointment of such other Person as they or he/she, in their or his/her discretion, shall see fit, made by a written instrument signed by a majority of the remaining Trustees or by the remaining Trustee, as the case may be. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this
Section II.4, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

         SECTION II.5 DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six (6) months at any one time to any other Trustee


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or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.

                                   ARTICLE III

                               POWERS OF TRUSTEES

         SECTION III.1 GENERAL. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities wheresoever in the world they may be located as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

         The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

         SECTION III.2 INVESTMENTS. The Trustees shall have the power to:

         (a) conduct, operate and carry on the business of an investment company;

         (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of negotiable or nonnegotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options, commodities, commodity future contracts and related options, currencies, currency futures and forward contracts, and other securities, investment contracts and other instruments of any kind, including, without limitation, those issued, guaranteed or sponsored by any and all Persons including, without limitation, states, territories and possessions of the United States, the District of Columbia and any of the political subdivisions, agencies or instrumentalities thereof, and by the United States Government or its agencies or instrumentalities, foreign or international instrumentalities, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, and of corporations or organizations organized under foreign laws, or in "when issued" contracts for any such securities, or retain Trust assets in cash and from time to time change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and


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                  otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments.


         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         SECTION III.3 LEGAL TITLE. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         SECTION III.4 SALE AND INCREASES OF INTERESTS. The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit any Person to purchase an Interest, or increase its Interest, for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.

         SECTION III.5 DECREASES AND REDEMPTIONS OF INTERESTS. Subject to
Article VII hereof, the Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit a Holder to redeem its Interest, or decrease its Interest, for either cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best.

         SECTION III.6 BORROWING MONEY; LENDING TRUST ASSETS. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust assets.

         SECTION III.7 DELEGATION; COMMITTEES. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

         SECTION III.8 COLLECTION AND PAYMENT. Subject to Section VI.4 hereof, the Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to


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foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

         SECTION III.9 EXPENSES. Subject to Section VI.4 hereof the Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

         SECTION III.10 MANNER OF ACTING; BYLAWS. Except as otherwise provided herein or in the Bylaws or by any provision of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt Bylaws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such Bylaws to the extent such power is not reserved to the Holders.

         SECTION III.11 MISCELLANEOUS POWERS. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase and pay for out of Trust Property or the property of the appropriate Series of the Trust, insurance policies insuring the Holders, Trustees, officers, employees, agents, investment advisers, placement agents, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) indemnify, to the extent permitted by law, any person with whom the Trust or any Series thereof has dealings, including any investment adviser, administrator, placement agent, transfer agent and, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust or any Series thereof and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

         SECTION III.12 LITIGATION. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust or any Series thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include, without limitation, the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a


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Holder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.


                                   ARTICLE IV

              INVESTMENT ADVISER, MANAGER, ADMINISTRATOR, CUSTODIAN
                               AND TRANSFER AGENT

         SECTION IV.1 INVESTMENT ADVISER AND MANAGER. Subject to applicable provisions of the 1940 Act, the Trustees may in their discretion from time to time enter into one or more investment advisory and management contracts or, if the Trustees establish multiple Series, separate investment advisory and management contracts with respect to one or more Series whereby the other party or parties to any such contracts shall undertake to furnish the Trust or such Series such management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Advisers, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Advisers, or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

         SECTION IV.2 ADMINISTRATIVE SERVICES. The Trustees may in their discretion from time to time enter into an administration contract whereby the other party shall agree to provide the Trustees or the Trust administrative personnel and services to operate the Trust on a daily or other basis, on such terms and conditions as the Trustees may in their discretion determine. Such services may be provided by one or more persons or entities.

         SECTION IV.3 PLACEMENT AGENT. The Trustees may in their discretion from time to time enter into one or more placement agent agreements on such terms and conditions as the Trustees may in their discretion determine.

         SECTION IV.4 TRANSFER AGENT The Trustees may, in their discretion from time to time, enter into a transfer agency and service contract whereby the other party to such contract shall undertake to furnish transfer agency and other services to the Trust and its Holders. The contract shall have such terms and conditions as the Trustees may, in their discretion, determine not inconsistent with the Declaration. Such service may be provided by one or more persons.

         SECTION IV.5 CUSTODIANS. The Trustees may appoint or otherwise engage one or more banks, broker-dealers or trust companies to serve as custodian with authority as its agent, but subject to


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applicable requirements of the 1940 Act and to such restrictions, limitations and other requirements, if any, as may be contained in the By-laws of the Trust.

         SECTION IV.6 PARTIES TO CONTRACT. Any contract of the character described in Sections IV.1, IV.2, IV.3, IV.4 or IV.5 of this Article IV and any other contract may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV. The same Person may be the other party to any contracts entered into pursuant to Sections IV.1, IV.2, IV.3,
IV.4 or IV.5 above or otherwise, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section IV.4.


                                    ARTICLE V

               LIABILITY OF HOLDERS; LIMITATIONS OF LIABILITIES OF
                               TRUSTEES AND OTHERS

         SECTION V.1 NO PERSONAL LIABILITY OF INTERESTHOLDERS. No Interestholder shall be subject to any personal liability whatsoever to any person in connection with Trust Property or the acts, obligations or affairs of the Trust. The Trust shall indemnify out of the property of the Trust and hold each Interestholder harmless from and against all claims and liabilities, to which such Interestholder may become subject by reason of his being or having been a Interestholder, and shall reimburse such Interestholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided that, in the event the Trust shall consist of more than one Series, Interestholders of a particular Series who are faced with claims or liabilities solely by reason of their status as Interestholders of that Series shall be limited to the assets of that Series for recovery of such loss and related expenses. The rights accruing to an Interestholder under this Section
V.1 shall not exclude any other right to which such Interestholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Interestholder in any appropriate situation even though not specifically provided herein.

         SECTION V.2 NONLIABILITY OF TRUSTEES, ETC. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or its Holders for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties, and all such Persons shall look solely to the Trust Property, or to the Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

         SECTION V.3  INDEMNIFICATION.


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         (a)      The Trustees shall provide for indemnification by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series, of any person who is, or has been, a Trustee, officer, employee or agent of the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him or her in the settlement thereof, in such manner as the Trustees may provide from time to time in the Bylaws.

         (b) The word "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits and proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         SECTION V.4 NO BOND REQUIRED OF TRUSTEES. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

         SECTION V.5 NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS, ETC. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Interest, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as officers, employees or agents of the Trust or a Series thereof. Every written obligation, contract, instrument, certificate, Interest, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees, individually, but bind only the Trust Estate (or, in the event the Trust shall consist of more than one Series, in the case of any such obligation which relates to a specific Series, only the Series which is a party thereto), and may contain any further recital which they or he/she may deem appropriate, but the omission of such recital shall not affect the validity of such obligation, contract instrument certificate, Interest, security or undertaking and shall not operate to bind the Trustees, officers, employees or agents, individually. The Trustees may maintain insurance for the protection of the Trust Property, its Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         SECTION V.6 RELIANCE ON EXPERTS, ETC. Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any investment adviser, placement agent, administrator accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                                    INTERESTS

         SECTION VI.1 INTERESTS. The beneficial interest in the Trust Property shall consist of non-transferable Interests. The Interests shall be personal property giving only the rights in this Declaration specifically set forth. The value of an Interest shall be equal to the Book Capital Account balance of the Holder of the Interest. The Trustees shall have the authority to establish and designate one or more Series or classes of Interests. Each Interest of any Series shall represent an equal proportionate share in the assets of that Series with each other Interest in that Series. The Trustees may divide or combine the Interests of any Series into a greater or lesser number of Interests in that Series without thereby changing the proportionate Interests in the assets of that Series. Subject to the provisions of Section VI.4(g) hereof, the Trustees may also authorize the creation of additional series of Interests (the proceeds of which may be invested in separate, independently managed portfolios) and additional classes of Interests within any series. All Interests issued hereunder including, without limitation, Interests issued in connection with a dividend in Interests or a split in Interests, shall be fully paid and nonassessable.

         SECTION VI.2 NON-TRANSFERABILITY. A Holder may not transfer, sell or exchange its Interest.

         SECTION VI.3 REGISTER OF INTERESTS. A register shall be kept at the Trust under the direction of the Trustees which shall contain the name, address and Book Capital Account balance of each Holder. Such register shall be conclusive as to the identity of the Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trust as is keeping such register for entry thereon.

         SECTION VI.4 SERIES OR CLASSES OF INTERESTS. The following provisions are applicable regarding the Series of Interests of the Trust established in
Section VI.1 hereof and shall be applicable if the Trustees shall establish additional Series or shall divide the Interests of any Series into two or more classes and all provisions relating to the Trust shall apply equally to each Series thereof except as the context requires:

                  (a) The number of Interests that may be issued shall be unlimited.

                  (b) All consideration received by the Trust for the issue or sale of Interests of a particular Series or class together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series or class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series or class, the Trustees, or their designees, shall allocate them among any one or more of the Series or classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Holders of all Series or classes for all purposes. No Holder of any Series shall have any claim on or right to any assets allocated or belonging to any other Series.

                  (c) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series. All expenses and liabilities incurred or arising in connection with a particular Series, or in connection with the management thereof, shall be payable solely out of the assets of that Series and creditors of a particular Series shall be entitled to look solely to the property of such Series for satisfaction of their claims. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees, or their designees, to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees, or their designees, in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Holders of all Series for all purposes. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the interestholders.

                  (d) The power of the Trustees to pay dividends and make distributions shall be governed by Section VIII.2 of this Declaration with respect to any one or more Series or classes which represents the Interests in the assets of the Trust immediately prior to the establishment of any additional Series or classes. With respect to any other Series or class, dividends and distributions on Interests of a particular Series or class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Holders of that Series or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series or class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series or class. All dividends and distributions on Interests of a particular Series or class shall be distributed pro rata to the Holders of that Series or class in proportion to the Interests of that Series or Class held by such Holders at the date and time of record established for the payment of such dividends or distributions.

                  (e) The Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each class and Series.

                  (f) The establishment and designation of any Series or class of Interests in addition to those established in Section
                        VI.1 hereof shall be effective by resolution adopted by a majority of the then Trustees setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of Redemption of such Series or class, or as otherwise provided in such instrument. At any time that there are no Interests outstanding of any particular Series or class previously established and designated, the Trustees may, by a resolution adopted by a majority of their number, abolish that Series or class and the establishment and designation thereof. Each resolution referred to in this paragraph shall have the status of an amendment to this Declaration.

                  (g) Each Interest shall represent an interest in the net assets of such Series. Each Holder of Interests of Series shall be entitled to receive his pro rata share of distributions of income and capital gains made with respect to such Series. In the event of the liquidation of a particular Series, the Holders of that Series which has been established and designated and which is being liquidated shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities belonging to that Series. The Holders of any Series shall not be entitled hereby to any distribution upon liquidation of any other Series. The assets so distributable to the Holders of any Series shall be distributed among such Holders in proportion to the Interests of that Series held by them and recorded on the books of the Trust. The liquidation of any particular Series in which there are Interests then outstanding may be authorized by an instrument in writing, without a meeting, signed by a majority of the Trustees then in office, subject to the approval by a Majority Interests Vote as that term is defined in Section I.2(k)(iii).


                                   ARTICLE VII

                INCREASES, DECREASES AND REDEMPTIONS OF INTERESTS

         SECTION VII.1 Subject to applicable law, to the provisions of this Declaration and to such restrictions as may from time to time be adopted by the Trustees, each Holder shall have the right to vary its investment in the Trust at any time without limitation by increasing (through a capital contribution) or decreasing (through a capital withdrawal) or by a Redemption of its Interest. An increase in the investment of a Holder in the Trust of any Series thereof shall be reflected as an increase in the Book Capital Account balance of that Holder and a decrease in the investment of a Holder in the Trust or the Redemption of the Interest of a Holder shall be reflected as a decrease in the Book Capital Account balance of that Holder. The Trust or any Series thereof shall, upon appropriate and adequate notice from any Holder increase, decrease or redeem such Holder's Interest for an amount determined by the application of a formula adopted for such purpose by resolution of the Trustees; provided that (a) the amount received by the Holder upon any such decrease or Redemption shall not exceed the decrease in the Holder's Book Capital Account balance effected by such decrease or Redemption of its Interest, and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting any such decrease or Redemption, at such rates as the Trustees may establish, and may, at any time and from time to time, suspend such right of decrease or Redemption. The procedures for effecting decreases or Redemptions shall be as determined by the Trustees from time to time.

         SECTION VII.2 DECREASE OR REDEMPTION AT THE OPTION OF THE TRUST. Each Interest shall be subject to repurchase by the Trust at the option of the Trust at the redemption price determined in accordance with Section VII.1: (i) at any time if the Trustees determine, in their sole discretion, that failure to so redeem may have materially adverse consequences to the Holders, or (ii) upon such other conditions with respect to maintenance of Holder accounts of a minimum amount as may from time to time be determined by the Trustees. Upon such decrease or Redemption the Holder so decreased or redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

         SECTION VII.3 SUSPENSION OF RIGHT OF DECREASE OR REDEMPTION. The Trustees may declare a suspension of the right of decrease or redeem interests or postpone the date of payment of the proceeds of a decrease or Redemption as and to the extent consistent with applicable law. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of decrease, Redemption or payment on decrease or Redemption until the Trust shall declare the suspension at an end. In the case of a suspension of the right of decrease or Redemption, a Holder may either withdraw his request to decrease or redeem Interests or receive payment based on the net asset value existing after the termination of the suspension.


                                  ARTICLE VIII

                          DETERMINATION OF BOOK CAPITAL
                 ACCOUNT BALANCES, ALLOCATIONS AND DISTRIBUTIONS
                               AND NET ASSET VALUE

         SECTION VIII.1 BOOK CAPITAL ACCOUNT BALANCES. The Book Capital Account balance of each Holder shall be determined on such days and at such time or times as the Trustees may determine. The Trustees shall adopt resolutions setting forth the method of determining the Book Capital Account balance of each Holder. The power and duty to make calculations pursuant to such resolutions may be delegated by the Trustees to the Investment Adviser, Manager, administrator, custodian, or such other Person as the Trustees may determine. Upon the Redemption of an Interest, the Holder of that Interest shall be entitled to receive the balance of its Book Capital Account. A Holder may not transfer, sell or exchange its Book Capital Account balance.

         SECTION VIII.2 ALLOCATIONS AND DISTRIBUTIONS TO HOLDERS. The Trustees shall establish the procedures by which the Trust or any Series thereof shall make (i) the allocation of unrealized gains and losses, taxable income and tax loss, and profit and loss, or any item or items thereof, to each Holder, (ii) the payment of distributions, if any, to Holders, and (iii) upon liquidation, the final distribution of items of taxable income and expense. The Trustees may amend the procedures adopted pursuant to this Section VIII.2 from time to time. The Trustees may retain from the net profits such amount as they may deem necessary to pay the liabilities and expenses of the Trust, including any series thereof, to meet obligations of the Trust, including any series thereof, and as they may deem desirable to use in the conduct of the affairs of the Trust, including any series thereof, or to retain for future requirements or extensions of the business.

         SECTION VIII.3 ALLOCATION OF ORDINARY INCOME AND EXPENSES FOR FEDERAL INCOME TAX PURPOSES. Ordinary Income and Expenses generated by the Trust will be allocated to the Holders based upon the relative values of their interests in the Trust of the beginning of each day.

         SECTION VIII.4 ALLOCATION OF CAPITAL GAINS AND LOSSES FOR FEDERAL INCOME TAX PURPOSES. The Trust will use an aggregate method for making forward and reverse 704( c) allocations, subject to a favorable Private Letter Ruling from the Internal Revenue Service. Under this method the Trust will establish a revaluation account for each Holder. This account represents each Holder's share of unrealized gains and losses previously allocated from the Trust. Each day the Trust will determine the increase or decrease in its unrealized gains or losses and allocate either to the Holders based on the relative values of their interests in the Trust as of the beginning of the day. Realized gains will be allocated first to Holders with positive balances in their revaluation accounts, then to Holders based on their relative values of their interests in the Trust. Realized losses will be allocated first to Holders with negative balances in their revaluation accounts, then to Holders based on their relative values of their interests in the Trust.

         SECTION VIII.5 NET ASSET VALUE. The term "Net Asset Value" shall mean, with respect to any Series, that amount by which the assets of the Series exceed its liabilities, all as determined by or under the direction of the Trustees. In making this determination, the Trustees, without Holder approval, may alter the method of valuing portfolio securities. The Trustees may delegate any of their powers and duties under this Section VIII.3 with respect to valuation of assets and liabilities.

         SECTION VIII. 6 POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income of the Trust, including any series thereof, the allocation of income of the Trust, the Book Capital Account balance of each Holder, or the payment of distributions to the Holders as they may deem necessary or desirable.


                                   ARTICLE IX

                         DURATION; TERMINATION OF TRUST;
                            AMENDMENT; MERGERS, ETC.

         SECTION IX.1 DURATION. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

         SECTION IX.2 TERMINATION OF TRUST OR A SERIES. The Trust or any Series may be terminated either by (i) resolution of the Board of Trustees with notice in writing to the Holders, (ii) the affirmative vote of the Holders of not less than two-thirds of the Interests at any meeting of Holders or the appropriate Series thereof, or (iii) a Majority Interests Vote if such termination is recommended by the Trustees. The foregoing provisions may not be amended except by the approval by the Holders of not less than two-thirds of the Interests. Upon termination of the Trust or Series:

            (a) The Trust or the Series shall carry on no business except for the purpose of winding up its affairs.

            (b) The Trustees shall proceed to wind up the affairs of the Trust or the Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or the Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or Trust Property allocated or belonging to such Series to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business.

            (c) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or Trust Property allocated or belonging to such Series, in cash or in kind or partly each, among the Holders of Interests of the Trust according to their respective rights.

         SECTION IX.3 AMENDMENT PROCEDURE. (a) This Declaration may be amended by a Majority Interests Vote or such greater vote as may be prescribed in this Declaration at a meeting of Holders, or by written consent without a meeting. The provisions of the preceding sentence may not be amended except by vote of the Holders of not less than two-thirds of the Interests. The Trustees may also amend this Declaration without the vote or consent of the Holders (i) to change the name of the Trust or any Series or classes of Shares, (ii) to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, (iii) if they deem it necessary to conform this declaration to the requirements of applicable federal or state laws or regulations or the requirements of the Internal Revenue Code, or to eliminate or reduce any federal, state or local taxes which are or may be payable by the Trust or the Holders, but the Trustees shall not be liable for failing to do so, or (iv) for any other purpose which does not adversely affect the rights of any Holder with respect to which the amendment is or purports to be applicable.

            (a) No amendment may be made under this Section IX.4 which would change any rights with respect to any Interests in the Trust or of any Series of the Trust by reducing the amount payable thereon upon liquidation of the Trust or of such Series of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the Holders of not less than two-thirds of any Interests in the Trust or of such Series or by such other vote as may be established by the Trustees with respect to any Series or class. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Trustees, officers, employees and agents of the Trust.

            (b) Notwithstanding any other provision hereof until such time as Interests are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees at any meeting of Trustees or by an instrument executed by a majority of the Trustees.

         SECTION IX.4 MERGER, CONSOLIDATION AND SALE OF ASSETS. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including goodwill, upon such terms and conditions and for such consideration when and as authorized by the Trustee.

         SECTION IX.5 INCORPORATION. Upon a Majority Interests Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the law of any jurisdiction or a trust, partnership, association or other organization to take over the Trust Property or to carry on any business in which the Trust directly or indirectly has any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contract with any such corporation, trust, partnership, association or other organization, or any corporation, trust, partnership, association or other organization in which the Trust holds or is about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law. Nothing contained herein shall be construed as requiring approval of the Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to one or more of such organizations or entities.


                                    ARTICLE X

                             REPORTS TO SHAREHOLDERS

         The Trustees shall at least semiannually submit or cause the officers of the Trust to submit to the Holders a written financial report of each Series of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION XI.1 FILING. This Declaration and any amendment hereto shall be filed in the office of the Department of State of The Commonwealth of Massachusetts and in such other places as may be required under the laws of The Commonwealth of Massachusetts. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of The Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

         GOVERNING LAW. This Declaration is executed by the Trustees and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.

         SECTION XI.2 COUNTERPARTS. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         SECTION XI.3 RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to: (a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

         SECTION XI.4 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS. (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent necessary to eliminate such conflict; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

         (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

         SECTION XI.5 PRINCIPAL PLACE OF BUSINESS; RESIDENT AGENT. The principal place of business of the Trust and the address of record of the Trustees shall be 225 Franklin Street, Boston, Massachusetts 02110, or such other location as the Trustees may designate from time to time. To the extent required, the Trustees shall have the power to appoint a resident agent for service of process on the Trust and from time to time to replace the resident agent so appointed. State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, is hereby designated as the initial resident agent for the Trust in Massachusetts. The Trustees may, without the approval of the Holders, change the resident agent of the Trust or the principal place of business of the Trust.


        IN WITNESS WHEREOF, the undersigned have executed this Declaration of Trust this 28th day of February, 2000.


                                        /s/ Rina K. Spence
                                        ---------------------------------------
                                        Rina K. Spence, Trustee



                                        /s/ William L. Boyan
                                        ----------------------------------------
                                        William L. Boyan, Trustee



                                        /s/ Michael F. Holland
                                        ---------------------------------------
                                        Michael F. Holland, Trustee



                                        /s/ Douglas T. Williams
                                        ---------------------------------------
                                        Douglas T. Williams, Trustee